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                             Archibald Candy Corporation
                                     as Mortgagor

                                          TO

                                The Bank of New York,
                                     as Mortgagee

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                                 FIRST AMENDMENT TO
                MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
                    RENTS, FIXTURE FILLING AND FINANCING STATEMENT
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Dated: As of December 7, 1998

Location: Chicago, Illinois
                                Permanent Real Estate
                  Index Number(s) :    See Schedule A-1 Attached
                                     ------------------------------

This document prepared by and after recording should be returned to:

     Skadden, Arps, Slate, Meagher & Flom (Illinois)
     333 West Wacker Drive, Suite 2100
     Chicago, Illinois 60606
     Attention: Matt Hartley

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                   THIS MORTGAGE SECURES FUTURE ADVANCES AND FUTURE
                 OBLIGATIONS AT ANY TIME OUTSTANDING UP TO A MAXIMUM
                           PRINCIPAL AMOUNT OF $130,000,000

     THIS FIRST AMENDMENT TO MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING AND FINANCING STATEMENT (the

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"First Amendment"), is made as of December 7, 1998, between ARCHIBALD  CANDY
CORPORATION, ("Mortgagor"), and THE BANK OF NEW YORK, as trustee for the benefit of the holders of the Original Notes as (hereinafter defined) and the Additional Notes (as hereinafter defined) ("Mortgagee").

                                       RECITALS

          1. WHEREAS, the Mortgagor entered into and delivered a certain Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Filing and Financing Statement (the "Mortgage") dated July 2, 1997 for the benefit of the Mortgagee as trustee for the benefit of the holders of the Original Notes, which Mortgage was recorded at the Cook County Recorder of Deeds on July 3, 1997 as Document No. 97482235, encumbering that certain real property described on Schedule A attached hereto;

          2. WHEREAS, the Mortgage was given to the Mortgagee to, among other things, secure to the Mortgagee the repayment of certain sums together with interest thereon, pursuant to the terms of that certain Indenture dated July 2, 1997 (the "Indenture") and the performance by the Mortgagor of certain covenants and agreements contained in the Mortgage and other Loan Documents (as defined in the Mortgage);

          3. WHEREAS, the Mortgagor, the Mortgagee and the Guarantors (as defined in the Indenture) have entered into a certain Supplemental Indenture of even date herewith (the "Supplemental Indenture") pursuant to which certain terms and provisions of the Indenture have been amended, modified or deleted as more particularly described therein; and

          4. WHEREAS, the Mortgagor and Mortgagee desire to amend the Mortgage in certain respects.

     NOW THEREFORE, in consideration of the execution and delivery of the Supplemental Indenture, the sum of Ten and 00/100 Dollars ($10.00) in hand paid by the Mortgagee to the Mortgagor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and Mortgagee hereby agree as follows:

          1. The first recital to the Mortgage is hereby deleted in its entirety and replaced with the following:

                    "WHEREAS, the Mortgagor and Mortgagee have entered into that certain Indenture dated July 2, 1997 (the "Original Indenture") and as amended by that Supplemental Indenture dated December 7, 1998 (the "Supplemental Indenture," and collectively with the Original Indenture, as amended, restated and supplemented or otherwise modified from time to time, the "Indenture") pursuant to which, among other things, the Mortgagor has issued

                                        1
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                    10 1/4% Senior Secured Notes due July 1, 2004 (the
                    "Original Notes") and certain additional 10 1/4% Senior Secure Notes due July 1, 2004 (the "Additional Notes," and collectively with the Original Notes, the "Notes.").

          2. MAXIMUM PRINCIPAL AMOUNT. The Mortgage, as amended in this First Amendment, secures future advances and future obligations at any time outstanding up to a maximum principal amount of $130,000,000.

          3. Except as amended herein, all terms, provisions and conditions of the Mortgage, all Exhibits and Schedules thereto and all documents executed in connection therewith shall remain unmodified and in full force and effect and shall remain enforceable and binding in accordance with these terms. Mortgagor hereby ratifies and confirms each and every term and provision thereof as amended by this Amendment.

          4. In the event of a conflict between the terms and conditions of the Mortgage Agreement and the terms and conditions of this Amendment, then the terms and conditions of this Amendment shall prevail.

          5. This First Amendment may be executed in any number of identical counterparts, each of which shall for all purposes be deemed an original and all of which constitute, collectively, one agreement.


                 [Remainder of Page Intentionally Left Blank]

                                        2
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          IN WITNESS WHEREOF, Mortgagor and Mortgagee have caused this instrument to be duly executed as of the day and year first above written.

                                   ARCHIBALD CANDY CORPORATION


                                   By:  /s/ Ted A. Shepherd
                                       -----------------------------------------
                                   Its: President and Chief Operating Officer
                                       -----------------------------------------

Attest:

 /s/ Donna M. Snopek
-----------------------------------------
Its: Vice President - Finance and Accounting
    ----------------------------------------


                                   BANK OF NEW YORK, as Trustee,


                                   By: /s/ Mary LaGumina
                                       -----------------------------------------
                                   Its: Assistant Vice President
                                       -----------------------------------------

Attest:

 /s/ Remo Reall
-----------------------------------------
Its:  Assistant Vice President
    -------------------------------------

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                              NOTARIAL ACKNOWLEDGEMENTS

STATE OF ILLINOIS   )

COUNTY OF COOK      )

          I, Laura J. Smiley, a Notary Public in and for the said County and State aforesaid, DO HEREBY CERTIFY, that Ted A. Shepherd and Donna M. Snopek, the President and Vice President/Finance respectively of Archibald Candy Corporation, an Illinois corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such President and Vice President/Finance appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as of the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 7th day of December, 1998.

                               /s/ Laura J. Smiley
                               -------------------------------
                               Notary Public


THIS INSTRUMENT WAS PREPARED AND RECORDED COUNTERPARTS  SHOULD BE RETURNED
TO: MATT HARTLEY, SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS), 333 WEST WACKER DRIVE, 21ST FLOOR, CHICAGO, ILLINOIS 60606

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                              NOTARIAL ACKNOWLEDGEMENTS

STATE OF NEW YORK        )

COUNTY OF NEW YORK       )

          I, Robert Schneck, a Notary Public in and for the said County and State aforesaid, DO HEREBY CERTIFY, that Mary LaGumina and Remo Reall, the Assistant Vice President and Assistant Vice President respectively of Bank of New York, a New York banking corporation, personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such Assistant Vice President and Assistant Vice President appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as of the free and voluntary act of said corporation, for the uses and purposes therein set forth.

          Given under my hand and notarial seal this 4th day of December, 1998.


                               /s/ Robert Schneck
                               --------------------------------
                               Notary Public


THIS INSTRUMENT WAS PREPARED AND RECORDED COUNTERPARTS  SHOULD BE RETURNED
TO: MATT HARTLEY, SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS), 333 WEST WACKER DRIVE, 21ST FLOOR, CHICAGO, ILLINOIS 60606